EXHIBIT 23.2

                             GREENBERG TRAURIG, LLP
                                MetLife Building
                           200 Park Avenue, 15th Floor
                            New York, New York 10166


                                  July 5, 2005

Bionovo, Inc.
2200 Powell Street, Suite 675
Emeryville, California 94608

Ladies and Gentlemen:

         We hereby consent to the reference to our firm under the caption "Legal Matters" in that certain Registration Statement of Form SB-2, filed with the Securities and Exchange Commission on July 5, 2005, relating to 52,031,972 shares of common stock, par value $0.001 per share, of Bionovo, Inc., a Delaware corporation, proposed to be sold by the selling stockholders listed therein. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                            Very truly yours,

                                            /s/ Greenberg Traurig, LLP
                                            GREENBERG TRAURIG, LLP